Exhibit 99.1

NEWS RELEASE	[CIGNA Logo]

FOR IMMEDIATE RELEASE

CONTACT:	Wendell Potter, 215.761.4450 wendell.potter@cigna.com

CIGNA HEALTHCARE ANNOUNCES SETTLEMENT OF
PHYSICIAN CLASS-ACTION LAWSUITS
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Agreement underscores CIGNA HealthCare’s commitment to streamlining business practices and improving day-to-day working relationship with physicians

BLOOMFIELD, Conn., September 3, 2003 – CIGNA HealthCare announced today that it has reached a settlement with some 700,000 physicians nationwide involved in class-action lawsuits filed in state and federal courts. As part of the agreement, CIGNA HealthCare will institute new business practices that will strengthen the working relationship between physicians and the company.

“This is a very positive outcome for all concerned,” said W. Allen Schaffer, M.D., chief medical officer, CIGNA HealthCare. “It underscores our ongoing effort to make it easier for doctors to work closely with us toward a common goal – protecting the health and well-being of some 12 million CIGNA HealthCare medical members who depend on us to deliver access to quality health care programs and services.”

“CIGNA is to be commended for agreeing to change its business practices and improve its relationships with practicing physicians and their patients,” said Donald J. Palmisano, MD, JD, president of the American Medical Association. “We are hopeful other health insurers will follow CIGNA’s example and work cooperatively with physicians on behalf of patients.”

If approved by the court, the settlement would resolve for CIGNA HealthCare and the plaintiffs the issues reflected in Shane v. Humana – a national class action lawsuit relating to the claims payment practices of certain companies that provide managed health care services. That case is pending in federal court in the Southern District of Florida (Miami). The settlement announced today also encompasses and brings to final resolution all physician claims in a similar case – Kaiser v. CIGNA – originally filed in Illinois state court and subsequently transferred to the federal court in Miami.

Under the settlement agreement to be presented to the court on September 4, CIGNA HealthCare will, among other things:
•	Permit physicians to choose between two forms of monetary compensation for retrospective relief:
-- payment from a $30 million settlement fund of a fixed amount, calculated on a per capita basis, to physician class members who complete a simple claim form, or
-- payment resulting from the resubmission of certain claims filed during the class period;

•	Contribute $15 million to a foundation, governed by state medical societies that are parties to the settlement, for charitable purposes including fostering public health improvement initiatives;
•	Appoint an external party to review and resolve billing or payment disputes;
•	Pay a fee to physicians for administering vaccines and other injectable drugs, in addition to paying for the drugs themselves;
•	Create a physician Web site as a vehicle for providing detailed information about CIGNA HealthCare’s claim coding policies and other payment guidelines;
•	Create a Physician Advisory Committee through which physicians can offer input to CIGNA HealthCare;
•	Limit physician fee schedule changes to one in any calendar year;
•	Establish an e-mail procedure that enables physicians to make inquiries regarding fee schedules and to obtain claim coding information;
•	Eliminate the requirement that physicians submit copies of their medical records to obtain payment for most office visits occurring on the same day as surgeries and other procedures;
•	Pay interest on fully documented claims that are not paid within the time limits set in the agreement; and
•	Pay up to $55 million in legal fees, as determined by the court.

“The initiatives we are implementing in connection with this settlement illustrate in a compelling way our firm commitment to further enhance the quality of service we deliver to CIGNA HealthCare customers and members,” said H. Edward Hanway, chairman and chief executive officer, CIGNA Corporation. “From 1999 through the course of this agreement, CIGNA will have spent in excess of $400 million on the business process and service initiatives that the agreement covers. This settlement sends a clear message that we will continue to strengthen our provider relationships, and thus improve the competitive performance and position of CIGNA HealthCare.”

The settlement announced today has been endorsed by 19 state and/or local medical societies in addition to the AMA. They are the following:
•	Alaska State Medical Association
•	California Medical Association
•	Connecticut State Medical Society
•	Denton County (TX) Medical Association
•	El Paso County (CO) Medical Society
•	Florida Medical Association
•	Hawaii Medical Association
•	Louisiana State Medical Society
•	Medical Association of Georgia
•	Medical Society of the State of New York
•	Medical Society of New Jersey
•	Nebraska Medical Association
•	New Hampshire Medical Society
•	North Carolina Medical Society
•	North Virginia Medical Societies
•	South Carolina Medical Association
•	Tennessee Medical Association
•	Texas Medical Association
•	Washington State Medical Association

“Today marks a new era in health care delivery,” said Tim Norbeck, executive director of the Connecticut State Medical Society.  “CIGNA is to be congratulated for its openness in support of physicians and their patients.”

CIGNA Corporation recorded an after-tax charge in the fourth quarter of 2002 of $50 million related to the health care provider class action litigation. CIGNA expects to record an additional after-tax charge of approximately $40 million in the third quarter of 2003 for this settlement and other non-physician health care litigation. The estimated charge reflects expected insurance recoveries. No significant amounts will be disbursed until the settlement becomes final, most likely in early 2004.

CIGNA Corporation expects full year 2003 and third quarter 2003 consolidated income from continuing operations before realized investments results and special items (which include the estimated settlement charge described in this press release) to be in the range of $5.00-$5.25 per share and $1.15-$1.35 per share, respectively. This is consistent with the earnings outlook provided on CIGNA’s August 1, 2003 conference call. A transcript of the August 1st call is available at http://www.cigna.com/general/pdf/2Q03_transcript.pdf.

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CIGNA Corporation (NYSE: CI) is headquartered in Philadelphia, and its subsidiaries constitute one of the largest publicly owned employee benefits organizations in the United States. Its subsidiaries are major providers of employee benefits offered through the workplace, including health care products and services; group life, accident and disability insurance; retirement products and services; and investment management. As of June 30, 2003, CIGNA Corporation had consolidated assets of $91.3 billion and shareholders’ equity of $4.2 billion. Full-year 2002 revenues totaled $19.3 billion. Web site: http://www.cigna.com.

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CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in this press release, in CIGNA’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors. Forward-looking statements made by CIGNA may contain information about financial prospects, economic conditions, trends and other uncertainties. Forward-looking statements in this press release include the Company’s statements regarding its anticipated third quarter 2003 charge, cash outflows resulting from the settlement and CIGNA’s earnings estimates for the full year 2003 and third quarter 2003. You should not place undue reliance on these forward-looking statements. CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increases in medical costs that are higher than anticipated in establishing premium rates in CIGNA's health care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from legislative and regulatory challenges to, and new regulatory requirements imposed on, CIGNA's health care business;
3.

challenges and risks associated with implementing the planned improvement initiatives in the health care operations, including that operational efficiencies and medical cost benefits do not emerge as expected;

4.

the risks associated with pending and potential state and federal health care class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation challenging CIGNA’s businesses and the outcome of pending government proceedings;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA's businesses;
6.	significantly greater than expected reductions in medical membership;
7.	significant changes in interest rates;
8.

downgrades in the financial strength ratings of CIGNA's insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business, particularly in the retirement business;

9.

limitations on the ability of CIGNA's insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries' financial strength ratings, changes in statutory reserve requirements or other financial constraints;

10.

inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures and forward contracts and in matching such contracts to the underlying equity risk);

11.

adjustments to the reserve assumptions and other considerations (including lapse, partial surrender, mortality, interest rates, and volatility) used in estimating CIGNA’s liabilities for reinsurance contracts that guarantee minimum death benefits under certain variable annuities;

12.	adjustments to the reserve assumptions used in estimating CIGNA's liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;
13.

significant stock market declines, which could, among other things, reduce results in CIGNA’s retirement business and result in increased pension expenses from CIGNA’s pension plan in future periods and the recognition of additional pension obligations;

14.

unfavorable claims experience related to workers compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

15.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA's operations and investments;
16.	changes in federal income tax laws; and
17.

risk factors detailed in CIGNA’s Form 10-K for the fiscal year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003, including the Cautionary Statement in Management’s Discussion and Analysis.

This list of important factors is not intended to be exhaustive. There may be other risk factors that would preclude CIGNA from realizing the forward-looking statements. While CIGNA may periodically update this discussion of risk factors, CIGNA does not undertake to update any forward-looking statement that may be made by or on behalf of CIGNA prior to its next required filing with the Securities and Exchange Commission.